UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2018 (October 31, 2018)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey	07311
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey	07311
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, Roseland Residential Trust (“Roseland”), a wholly-owned subsidiary of Mack-Cali Realty, L.P., the operating partnership through which Mack-Cali Realty Corporation (the “Company”) conducts its business, entered into a separation and consulting agreement with Robert Andrew Marshall, the President and Executive Vice President of Development of Roseland (the “Separation and Consulting Agreement”). Pursuant to the Separation and Consulting Agreement, Mr. Marshall’s employment with Roseland was terminated, effective as of October 31, 2018 (the “Termination Date”), and Mr. Marshall has agreed to provide consulting services to Roseland and the Company during the period beginning on November 1, 2018 and ending on March 31, 2019 (the “Consulting Period”).

Under the terms of the Separation and Consulting Agreement, Mr. Marshall will receive the following separation payments:

•                                          accrued but unpaid base salary through October 31, 2018;

•                                          unreimbursed expenses incurred by Mr. Marshall prior to the Termination Date; and

•                                          COBRA payments through January 31, 2019, in an aggregate amount equal to approximately $7,533.

In addition, during the Consulting Period, Mr. Marshall will receive a monthly consulting fee of $22,500.

The Separation and Consulting Agreement provides that Mr. Marshall will continue to vest during the Consulting Period in all of the 22,120 Time-Based Long-Term Incentive Plan Awards originally issued in March 2016 (the “Vested 2016 Time-Based LTIP Awards”) and 28,880 of the 35,697 Performance-Based Long-Term Incentive Plan Awards originally issued in March 2016 (the “Vested 2016 Performance-Based LTIP Awards” and, together with the Vested 2016 Time-Based LTIP Awards, the “Vested 2016 LTIP Awards”).  The Vested 2016 LTIP Awards will vest on the earliest to occur of (i) Mr. Marshall’s death, (ii) the termination of Mr. Marshall’s consulting services by the Company for any reason other than for Cause (as defined in the Separation and Consulting Agreement) prior to March 31, 2019 or (iii) March 8, 2019 (such earliest date, the “Vesting Date”), subject to Mr. Marshall’s continuous performance of the consulting services through the applicable Vesting Date.  All other equity awards previously issued to Mr. Marshall, including the remaining 6,817 Performance-Based LTIP Awards originally issued in March 2016, 4,449 Time-Based Long-Term Incentive Plan Awards originally issued in April 2017, 13,473 Performance-Based Long-Term Incentive Plan Awards originally issued in April 2017, 11,799 Time-Based Long-Term Incentive Plan Awards originally issued in April 2018, and 22,676 Performance-Based Long-Term

Incentive Plan Awards originally issued in April 2018, expired and were forfeited and cancelled, effective as of the Termination Date.

The Separation and Consulting Agreement further provides that on the earliest to occur of (i) March 11, 2019, (ii) five (5) business days after Roseland receives written notice of Mr. Marshall’s death, or (iii) the date on which Mr. Marshall’s consulting services are terminated by the Company for any reason other than for Cause, the Company will purchase from Mr. Marshall all of the Vested 2016 LTIP Awards for an aggregate purchase price in cash equal to the product of (x) the total number of Vested 2016 LTIP Awards (which will amount to a total of 51,000) and (y) the average closing price per share of the Company’s common stock, as reported on the New York Stock Exchange for the period of five trading days ending on the applicable Vesting Date.

The Separation and Consulting Agreement also contains customary releases of claims and non-disparagement provisions.  A copy of the Separation and Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Separation and Consulting Agreement, dated as of October 31, 2018, by and among Robert Andrew Marshall, Roseland Residential Trust and, solely for purposes of Sections 3 and 9 hereof, Mack-Cali Realty Corporation

EXHIBIT INDEX

Exhibit No.	Description

10.1

Separation and Consulting Agreement, dated as of October 31, 2018, by and among Robert Andrew Marshall, Roseland Residential Trust and, solely for purposes of Sections 3 and 9 hereof, Mack-Cali Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: November 2, 2018		By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: November 2, 2018		By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary